UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2007 (December 4, 2007)

Rockwell Automation, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12383 (Commission File Number)	25-1797617 (IRS Employer Identification No.)

1201 South Second Street Milwaukee, Wisconsin 53204 (Address of Principal Executive Offices) (Zip Code) (414) 382-2000 (Registrant’s telephone number, including area code)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; CompensatoryArrangements of Certain Officers.

        On December 4, 2007, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Rockwell Automation, Inc. (the “Company”) adopted financial and operating performance measures and goals to assist in determining amounts of cash incentive compensation that may be payable under the Company’s Incentive Compensation Plan (the “ICP”) and the Company’s Annual Incentive Compensation Plan for Senior Executive Officers (the “Senior ICP”) for fiscal year 2008. To assist in determining amounts that may be payable under the ICP and under the Senior ICP for fiscal year 2008, there is established for each participant an incentive compensation target equal to a percentage of the participant’s base salary. Actual incentive compensation payments under the ICP and under the Senior ICP may be higher or lower than the incentive compensation target by applying a formula that includes financial, operating and individual performance, as described below.

        Each participant’s actual incentive compensation payment under the ICP and under the Senior ICP for fiscal year 2008 will be determined by:

(1)	First, adjusting (up or down) the participant’s incentive compensation target by a financial performance factor, up to a maximum financial performance factor of 200%. The financial performance factor is determined by comparing to the fiscal year 2008 performance goals approved by the Committee the Company’s actual performance in fiscal year 2008 with respect to the following Company-wide, operating segment and/or business group financial performance measures: (i) earnings per share, (ii) sales, (iii) return on invested capital (or, for employees engaged in one of the Company’s business segments, operating earnings of the applicable business segments), and (iv) free cash flow.

(2)	Second, further adjusting the adjusted incentive compensation target by an operating goals performance factor. The Chief Executive Officer (or the Committee, in the case of corporate officers) determines this adjustment by assessing the performance of the participant, including in regard to the achievement of individual goals and objectives and certain more subjective assessments of leadership acumen and the participant’s expected future contributions.

        Generally, the Company’s earnings per share must exceed a minimum threshold for any payments to be made under the ICP and the Senior ICP for fiscal year 2008.

        Incentive compensation payments under the Senior ICP may not exceed 1% of the Company’s applicable net earnings (as defined in the Senior ICP).

(Page 2 of 3 Pages)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By	/s/ Douglas M. Hagerman

Douglas M. Hagerman Senior Vice President, General Counsel and Secretary

Date: December 10, 2007 (Page 3 of 3 Pages)